UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant [__]

Check the appropriate box:

[__]	Preliminary Proxy Statement

[__]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Proxy Statement

[__]	Definitive Additional Materials

[__]	Soliciting Material Pursuant to § 240.14a-12

Dakota Plains Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[X]	No fee required

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April 29, 2015

Dear Stockholder:

The Board of Directors of Dakota Plains Holdings, Inc. joins me in extending an invitation to attend our 2015 Annual Meeting of Stockholders (the “Annual Meeting”), to be held on Thursday, June 18, 2015, at the Sofitel New York, 45 W 44th St, New York, NY 10036, commencing at 10:00 a.m. local time.

We are using the “Notice and Access” method of furnishing proxy materials to you over the Internet. We believe that this process will provide you with a convenient and quick way to access your proxy materials and vote your shares, while allowing us to reduce the environmental impact of our Annual Meeting and the costs of printing and distributing the proxy materials. On or about April 29, 2015, a Notice of Internet Availability of proxy materials will be mailed to each stockholder containing instructions on how to access our proxy statement and annual report and vote electronically over the internet. The Notice of Internet Availability also will contain instructions on how to receive a paper copy of your proxy materials.

It is important that your shares be represented at the Annual Meeting whether or not you plan to attend in person. Please vote electronically over the Internet or, if you request and receive a paper copy of the proxy card by mail, you may vote by Internet or telephone or by returning your signed proxy card in the envelope provided. If you do attend the Annual Meeting and desire to vote in person, you may do so by following the procedures described in the proxy statement even if you have previously sent a proxy.

We hope that you will be able to attend the Annual Meeting.

Very truly yours,

K. Adam Kroloff
Chairman of the Board

DAKOTA PLAINS HOLDINGS, INC.
294 Grove Lane East
Wayzata, Minnesota 55391

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 18, 2015

To the Stockholders of Dakota Plains Holdings, Inc.:

Notice is hereby given that the 2015 Annual Meeting of Stockholders of Dakota Plains Holdings, Inc., a Nevada corporation, will be held on Thursday, June 18, 2015, at the Sofitel New York, 45 W 44th St, New York, NY 10036, commencing at 10:00 a.m. local time, for the following purposes:

1.	Elect five directors to hold office until the next Annual Meeting of Stockholders or until their successors are duly elected.

2.	Approve an amendment to the Dakota Plains Holdings, Inc. 2011 Equity Incentive Plan.

3.	Ratify the selection of Mantyla McReynolds LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

4.	Act on any other matters that may properly come before the Annual Meeting, or any adjournment or postponement thereof.

Only stockholders of record at the close of business on April 24, 2015, may vote at the Annual Meeting or any adjournment(s) or postponement(s) thereof.

By Order of the Board of Directors,

James L. Thornton
Secretary

YOUR VOTE IS IMPORTANT

          Whether or not you plan to attend the Annual Meeting, we urge you to vote as soon as possible. If you attend the meeting, you may vote your shares in person if you wish, whether or not you submit a proxy in advance of the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 18, 2015

          Our Proxy Statement for the 2015 Annual Meeting of Stockholders and our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2014, are available at www.proxyvote.com/234255.

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AUDIT COMMITTEE REPORT	32
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	33
OTHER MATTERS	33
SUBMISSION OF STOCKHOLDER PROPOSALS AND NOMINATIONS	33
ADDITIONAL INFORMATION	33

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DAKOTA PLAINS HOLDINGS, INC.
294 Grove Lane East
Wayzata, Minnesota 55391

PROXY STATEMENT

The board of directors of Dakota Plains Holdings, Inc. (our “Company”) is soliciting proxies for use at the Annual Meeting of Stockholders to be held on June 18, 2015, and at any adjournment or postponement of the meeting.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:	Who can vote?

A:
You can vote if you were a stockholder at the close of business on the record date of April 24, 2015 (the “Record Date”). On the Record Date, there were a total of 54,926,227 shares of our common stock outstanding, which shares were held by 128 record holders. A Notice of Internet Availability of Proxy Materials, this proxy statement and any accompanying proxy card, along with the annual report on Form 10-K/A for 2014, were first made available to you beginning on or about April 29, 2015. The proxy statement summarizes the information you need to vote at the Annual Meeting.

Q:	Who can attend the Annual Meeting?

A:
All stockholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting. If you hold your shares in street name, then you must request a legal proxy from your broker or nominee to attend and vote at the Annual Meeting.

Q:	What am I voting on?

A:	You are voting on:
●	Election of five nominees as directors to hold office until the next Annual Meeting of Stockholders and until their successors are duly elected.
●	Approval of an Amendment to the Dakota Plains Holdings, Inc. 2011 Equity Incentive Plan.
●	Ratification of the selection of Mantyla McReynolds LLC as our independent registered public accounting firm for fiscal 2015.

Q:	How does the board of directors recommend I vote on the proposals?

A:	The Board is soliciting your proxy and recommends you vote:
●	FOR all of the director nominees;
●	FOR the approval of the Amendment to the 2011 Equity Incentive Plan; and
●	FOR the ratification of the selection of Mantyla McReynolds LLC as our independent registered public accounting firm for fiscal 2015.

Q:	Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of the proxy materials?

A:
“Notice and Access” rules adopted by the United States Securities and Exchange Commission (the “SEC”) permit us to furnish proxy materials, including this proxy statement and our annual report on Form 10-K/A for 2014, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Stockholders will not receive printed copies of the proxy materials unless they request them. Instead, a Notice of Internet Availability, which was mailed to our stockholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice of Internet Availability also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice of Internet Availability. Any request to receive proxy materials by mail will remain in effect until you revoke it.

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Q:	How many shares must be voted to approve each proposal?

A:
Quorum. A majority of the voting power, which includes the voting power that is present in person or by proxy, regardless of whether the proxy has authority to vote on all matters, constitutes a quorum for the transaction of business at the Annual Meeting. As of the Record Date, 54,926,227 shares of our common stock were issued and outstanding and 27,463,114 shares of our common stock constitute a majority of the voting power. If you submit a valid proxy or attend the Annual Meeting, your shares will be counted to determine whether there is a quorum.

Vote Required. Directors are elected by a plurality of the shares present in person or by proxy at the Annual Meeting and entitled to vote on the election of directors. A plurality means that the nominees with the greatest number of votes are elected as directors up to the maximum number of directors to be chosen at the Annual Meeting.

All other proposals and any items that are properly presented at the Annual Meeting will be approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action.

Q:	What is the effect of broker non-votes and abstentions?

A:
A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have or does not exercise discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. If a broker returns a “non-vote” proxy indicating a lack of authority to vote on a proposal, then the shares covered by such a “non-vote” proxy will be deemed present at the Annual Meeting for purposes of determining a quorum, but not present for purposes of calculating the vote with respect to any non-discretionary proposals. Nominees will not have discretionary voting power with respect to any matter to be voted upon at the Annual Meeting, other than the ratification of the selection of our independent registered public accounting firm. Broker non-votes will have no effect on the election of directors, the approval of the Amended and Restated 2011 Equity Incentive Plan, ratification of the independent registered public accounting firm, or any other item properly presented at the Annual Meeting.

A properly executed proxy marked “ABSTAIN” with respect to a proposal will be counted for purposes of determining whether there is a quorum and will be considered present in person or by proxy and entitled to vote, but will not be deemed to have been voted in favor of such proposal. Abstentions will have no effect on the voting for the election of directors or any of the proposals.

Q:	How will the proxies vote on any other business brought up at the Annual Meeting?

A:
By submitting your proxy, you authorize the proxies to use their judgment to determine how to vote on any other matter brought before the Annual Meeting, or any adjournments or postponements thereof. We do not know of any other business to be considered at the Annual Meeting. The proxies’ authority to vote according to their judgment applies only to shares you own as the stockholder of record.

Q:	How do I cast my vote?

A:
If you are a street-name stockholder (meaning that your shares are registered in the name of your bank or broker), you will receive instructions from your bank, broker or other nominee describing how to vote your shares.

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Whichever method you use, the named proxies will vote the shares of which you are the stockholder of record in accordance with your instructions. If you submit a proxy without giving specific voting instructions, the proxies will vote those shares as recommended by the board of directors.

Q:	Can I vote my shares by filling out and returning the Notice of Internet Availability?

A:
No. The Notice of Internet Availability identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice of Internet Availability and returning it. A Notice of Internet Availability provides instructions on how to vote by Internet, by requesting and returning a paper proxy card or voting instruction card, or by submitting a ballot in person at the Annual Meeting.

Q:	Can I revoke or change my vote?

A:	You can revoke your proxy at any time before it is voted at the Annual Meeting by:
●
Submitting a new proxy with a more recent date than that of the first proxy given before 11:59 p.m. EDT on June 17, 2015, by (1) following the Internet voting instructions or (2) following the telephone voting instructions;

●	Completing, signing, dating and returning a new proxy card to us, which must be received by us before the time of the Annual Meeting; or
●	If you are a registered stockholder, by attending the meeting in person and delivering a proper written notice of revocation of your proxy.

Attendance at the meeting will not by itself revoke a previously granted proxy. Unless you decide to vote your shares in person, you should revoke your prior proxy in the same way you initially submitted it – that is, by Internet, telephone or mail.

Q:	Who will count the votes?

A:	Broadridge Financial Solutions, Inc., our independent proxy tabulator, will count the votes and provide an inspector of election for the Annual Meeting.

Q:	Is my vote confidential?

A:	All proxies and all vote tabulations that identify an individual stockholder are confidential. Your vote will not be disclosed except:
●	To allow our independent proxy tabulator to tabulate the vote;
●	To allow the inspector of election to certify the results of the vote; and
●	To meet applicable legal requirements.

Q:	What shares are included on my proxy?

A:	Your proxy will represent all shares registered to your account in the same social security number and address.

Q:	What happens if I don’t vote shares that I own?

A:
Shares registered in your name. If you do not vote shares that are registered in your name by voting in person at the Annual Meeting or by proxy through the Internet, telephone or mail as described on a Notice of Internet Availability, the Internet voting site or, if you requested printed proxy materials or receive a paper copy of the proxy card, by following the instructions therein, your shares will not be counted in determining the presence of a quorum or in determining the outcome of the vote on the proposals presented at the Annual Meeting.

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Shares held in street name. If you hold shares through a broker, you will receive voting instructions from your broker. If you do not submit voting instructions to your broker and your broker does not have discretion to vote your shares on a particular matter, then your shares will not be counted in determining the outcome of the vote on that matter at the Annual Meeting. See “What is the effect of broker non-votes and abstentions?” as described above. Your broker will not have discretion to vote your shares for any matter to be voted upon at the Annual Meeting other than the ratification of the selection of our independent registered public accounting firm. Accordingly, it is important that you provide voting instructions to your broker for the matters to be voted upon at the Annual Meeting.

Q:	What if I do not specify how I want my shares voted?

A:
If you are a registered stockholder and submit a signed proxy card or submit your proxy by Internet or telephone but do not specify how you want to vote your shares on a particular matter, we will vote your shares in accordance with the recommendations of the board of directors as set forth above with respect to matters described in the proxy statement.

If any matters not described in the proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions, as described under “Can I revoke or change my vote?”

Q:	What does it mean if I get more than one Notice or proxy card?

A:	Your shares are probably registered in more than one account. You should follow voting instructions for all Notices of Internet Availability and proxy cards you receive.

Q:	How many votes can I cast?

A:
You are entitled to one vote per share on all matters presented at the Annual Meeting or any adjournment or postponement thereof, with the exception of the election of directors to our board of directors, for which cumulative voting is permitted.

Q:	When are stockholder proposals and nominees due for the 2016 Annual Meeting of Stockholders?

A:
If you want to submit a stockholder proposal or nominee for the 2016 Annual Meeting of Stockholders, you must submit the proposal in writing to our Secretary, Dakota Plains Holdings, Inc., 294 Grove Lane East, Wayzata, Minnesota 55391, so it is received by the relevant date set forth below under “Submission of Stockholder Proposals and Nominations.”

Q:	What is “householding”?

A:
A single Notice of Internet Availability, as well as other stockholder communications, may be sent to any household at which two or more stockholders reside unless specifically instructed otherwise by you. This practice, known as “householding,” is designed to reduce duplicate mailings and printing and postage costs, and conserve natural resources. If your Notice of Internet Availability is being householded and you wish to receive multiple copies of the Notice, or if you are receiving multiple copies and would like to receive a single copy, or if you would like to opt out of this practice for future mailings, you may contact:

Secretary
Dakota Plains Holdings, Inc.
294 Grove Lane East
Wayzata, Minnesota 55391
+1 952 473 9950

or

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Broadridge Solutions
Broadridge Householding Department
51 Mercedes Way
Edgewood, New York 11717
+1 800 542 1061

Q:	How is this proxy solicitation being conducted?

A:
We will pay for the cost of soliciting proxies and we will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders. In addition, some of our employees may solicit proxies. We may solicit proxies in person, by telephone and by mail. Our employees will not receive special compensation for these services, which the employees will perform as part of their regular duties. Additionally, we previously retained Morrow & Co., LLC, 470 West Ave., Stamford, Connecticut 06902 to provide certain services including the solicitation of proxies for the Annual Meeting of Stockholders for a fee of $25,000, plus reimbursement of certain out-of-pocket expenses.

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PROPOSAL 1:
ELECTION OF DIRECTORS

General Information

Five directors will be elected at the Annual Meeting. Upon the recommendation of the nominating and governance committee, the board of directors has nominated for election the five persons named below. Each has consented to being named a nominee and will, if elected, serve until the next Annual Meeting of Stockholders and until a successor is duly elected. There are no family relationships between any director and any executive officer. Each nominee listed below is currently a director of Dakota Plains Holdings, Inc., and each was duly elected.

Directors and Nominees

All of the nominees named below are current directors of our Company. David J. Fellon was elected to serve in connection with the merger transaction to go public, effective March 22, 2012; Gary L. Alvord was elected to serve on August 14, 2012; Craig M. McKenzie was elected to serve as a director on February 8, 2013, in conjunction with his appointment to serve as Chief Executive Officer; and K. Adam Kroloff and Steven A. Blank were elected to serve on February 12, 2015.

Each nominee has indicated a willingness to serve as a director for the ensuing year, but in case any nominee is not a candidate at the meeting for any reason, the proxies named in our form of proxy may vote for a substitute nominee in their discretion or our board of directors may recommend that the number of directors to be elected be reduced. The following table sets forth certain information regarding each director nominee:

Name	Age	Position	Director Since(a)
K. Adam Kroloff	53	Chairman of the Board	2015
Gary L. Alvord	67	Director	2012
Steven A. Blank	60	Director	2015
David J. Fellon	52	Director	2011
Craig M. McKenzie	51	Chief Executive Officer and Director	2013

(a)	Includes service as director of Dakota Plains, Inc. and predecessors.

K. Adam Kroloff has more than 25 years of global oil & gas industry expertise and experience where he has forged a strong track record of delivery in governance, strategy and law. Sea Cliff Advisory Partners Limited, a consultancy that specializes in advising C-suite executives in high-consequence strategic matters, was founded by Mr. Kroloff in 2013. He also serves as a senior advisor to a leading international strategy consultancy. Mr. Kroloff worked for 20 years in senior, global roles across every business division at BP plc including as vice president of Strategic Projects, Supply Chain Management, External Affairs and Audit. Prior to joining BP, Mr. Kroloff was a litigator. Since 2009, Mr. Kroloff has served as an independent, non-executive director of public U.S. exploration and production companies, both as Board Chairman and as Chairman of key board committees. Mr. Kroloff holds a Juris Doctor from the University of California, Hastings College of the Law and a Bachelor of Arts degree from Claremont McKenna College. Mr. Kroloff has substantial experience in the energy industry, including having served as an independent director for public companies and possesses an extensive background in corporate governance and strategy.

Gary L. Alvord is from Des Moines, Iowa, where he has been active in the trucking and logistics industry his entire career. Mr. Alvord was the Founder and CEO of WorldWide Integrated Supply Chain Solutions, founded in 2000 and sold in 2008. Mr. Alvord was with Ruan Transportation from 1973 through 2000. Ruan is one of the largest, privately-owned carriers in the United States with over 4,500 employees and 160 nationwide locations. While with Ruan, Mr. Alvord served in various positions, including VP of Sales, Executive Vice President, President and Vice Chairman. Mr. Alvord is well respected within the industry and currently serves on two additional boards, Solar Transport and Lawrence Transportation. Mr. Alvord holds a Bachelor of Arts degree from the University of Iowa. Mr. Alvord’s qualifications to serve on the board of directors primarily include his experience and expertise in the trucking and logistics businesses and past experience as an executive officer and director of a corporation.

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Steven A. Blank has strong expertise in finance, audit and the oil services industry after serving as Executive Vice President, Chief Financial Officer and Treasurer of NuStar GP, LLC, one of the largest independent liquids terminal and pipeline operators in the nation, and NuStar GP Holdings from February 2012 until December 2013. Mr. Blank had previously served in various capacities, including Senior Vice President and Chief Financial Officer, at NuStar GP, LLC and NuStar GP Holdings since January 2002. Mr. Blank served as Vice President and Treasurer of Ultramar Diamond Shamrock Corporation from December 1996 until January 2002. Mr. Blank currently serves as an independent director of TransMontaigne GP L.L.C., the general partner of TransMontaigne Partners L.P. Mr. Blank holds a B.A. in History from the State University of New York and a Master of International Affairs, Specialization in Business from Columbia University. Mr. Blank possesses significant executive management experience in the energy industry, financial and accounting expertise and experience with master limited partnerships.

David J. Fellon is the owner and President of Progressive Rail, Progressive Rail Specialized Logistics and Carload Connection Group. Mr. Fellon’s entire life has revolved around the rail transportation industry, with his independent start in 1996 with the acquisition of a three-mile section of track in Lakeville, Minnesota. With a focus on consistently providing a level of rail transportation service that far and away exceeded his valued customers’ highest expectations, that original three miles has expanded to nearly three hundred. Throughout their impressive growth, Mr. Fellon’s companies have remained keenly focused on delivering a wide range of supply chain solutions for customers of every imaginable description in both size and scope. Mr. Fellon was selected to the board of directors for his expertise in the rail transportation and logistics businesses and past experience as an executive officer of a corporation.

Craig M. McKenzie is the Chief Executive Officer of Dakota Plains Holdings, Inc. Mr. McKenzie joined us in February 2013. Mr. McKenzie has over 28 years of experience in the global oil and gas industry. Mr. McKenzie served as Chief Executive Officer of Toreador Resources Corporation and its merger successor, ZaZa Energy Corporation, with operations in the Paris Basin, France, and the Eagleford formation in Texas. Mr. McKenzie was a director and the Chief Executive Officer of Canadian Superior Energy, Inc. from 2007 to 2008 with operations in Canada, Trinidad & Tobago and Tunisia. On March 5, 2009, subsequent to Mr. McKenzie’s departure, Canadian Superior Energy, Inc. filed a voluntary petition for bankruptcy protection under the Company’s Creditors Arrangement Act (Canada) in the Court of Queen’s Bench of Alberta; Canadian Superior Energy emerged from bankruptcy protection in September 2009. Prior to joining Canadian Superior, Mr. McKenzie served as the President, BG Trinidad & Tobago of BG Group from 2004 to 2007. Before 2004, Mr. McKenzie was at BP, following its merger with Amoco Corporation, from 1986 to 2004 where he held various senior operations, commercial, and corporate positions. Mr. McKenzie holds a BS in Petroleum Engineering from Louisiana State University and an MBA from Kellogg School of Management at Northwestern University. Mr. McKenzie’s qualifications to serve on the board of directors include his experience as chief executive officer at several prior public companies, familiarity with the capital markets and his experience in the global oil and gas industry.

Voting Information and Board Voting Recommendation

Directors are elected by a plurality of votes present and entitled to vote. The five nominees receiving the highest number of votes will be elected. The votes cannot be cast for a greater number of persons than five.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” EACH NOMINEE LISTED.

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CORPORATE GOVERNANCE

In accordance with applicable laws and our bylaws, the business and affairs of the Company are governed under the direction of the board of directors. The system of governance practices we follow is set forth in our corporate governance guidelines and in the charters of each of the committees of the board of directors. The corporate governance guidelines set forth the practices our board will follow with respect to its duties, committee matters, director qualifications and selection process, director compensation, director share ownership, director orientation and continuing education, executive evaluation, management succession and annual evaluation of the board of directors and committees. We also have adopted a code of business conduct and ethics relating to the conduct of our business by our employees, officers and directors. The corporate governance documents of the Company are reviewed periodically to ensure effective and efficient governance and compliance in a timely manner with all laws and the listing standards of the NYSE that are applicable to corporate governance.

Corporate governance information, including the corporate governance guidelines, committee charters and the code of business conduct and ethics applicable to our directors, officers and employees is posted on our website at www.dakotaplains.com under the “Investor Relations” section. We plan to post to our website at the address described above any future amendments or waivers to our code of ethics and business conduct.

Corporate Governance Highlights

We are proud of our corporate governance program. Highlights of our corporate governance standards are provided below:

●	The board of directors has separated the positions of chief executive officer and chairman of the board of directors;

●	The board of directors has an independent chairman;

●	No poison pill agreement;

●	Company policy prohibits all directors and executive officers and employees from engaging in hedging transactions with respect to Company securities;

●	All directors are independent outside directors, except the chief executive officer;

●	The board of directors holds regular non-management executive sessions;

●	All standing committees of the board of directors are comprised 100% of independent outside directors;

●
Our share ownership policy requires all non-employee directors to hold and maintain a number of shares of our common stock equal to two time (2X) their annual compensation for serving as a member of the board of directors; and

●
Our policy on insider trading generally permits our directors and executive officers to engage in transactions involving our common stock and other securities only: (a) during a trading window of limited duration; and (b) after seeking pre-clearance to avoid trading while in possession of material, non-public information.

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Board Leadership Structure

Our board of directors is led by our independent and non-executive Chairman, K. Adam Kroloff. Mr. Kroloff, as Chairman, (a) has the responsibility to call and chair board meetings, (b) chairs our annual meeting, (c) has primary responsibility in setting board agendas in collaboration with our Chief Executive Officer, (d) has the ability to represent us with external stakeholders if approved by our Board, and (e) has the responsibility to seek input from other independent directors, facilitate discussions among the independent directors, and communicate such viewpoints to our Chief Executive Officer. We believe that this leadership structure (a) enhances the functionality of our board of directors, (b) strengthens communications between the board and our Chief Executive Officer, and (c) strengthens our board’s independence from management. In addition, this structure allows our Chief Executive Officer, Craig M. McKenzie, to focus his efforts on running our business and managing us in the best interests of our stockholders. Our board of directors believes that its current structure is the appropriate one at this time.

Nominating Process and Board Diversity

The nominating committee generally identifies director candidates based upon suggestions from current directors and senior management, recommendations by stockholders or use of a director search firm. Stockholders who wish to suggest qualified candidates may write to the attention of the chairman of our nominating committee at Dakota Plains Holdings, Inc., 294 Grove Lane East, Wayzata, Minnesota 55391. All recommendations should state in detail the qualifications of such person for consideration by the committee and should be accompanied by an indication of the recommended person’s willingness to serve if elected. The committee will consider candidates recommended by stockholders in the same manner that it considers all director candidates.

Candidates for director are reviewed in the context of the current composition of our board of directors, our operations and the long-term interests of our stockholders. We do not have a policy regarding the consideration of diversity in identifying director nominees.

Director Independence

Our board of directors has reviewed the materiality of any relationship that each of our directors has with us, either directly or indirectly. Based on this review, our Board has determined that, with the exception of Mr. McKenzie, our CEO, all of the directors are “independent directors” as defined by Section 803 of the NYSE MKT Rules.

Communications with our Board of Directors

You may contact our board of directors or any director by mail addressed to the attention of our board of directors or the specific director identified by name or title, at Dakota Plains Holdings, Inc., 294 Grove Lane East, Wayzata, Minnesota 55391. All communications will be submitted to our board of directors or the specified director on a periodic basis.

Board Meetings and Attendance

Our board of directors held 17 meetings during 2014. Each director attended at least 90% of the meetings of our board of directors and the committees on which he served held during his service as a director or member of the committee in 2014.

Director Attendance at Annual Meeting

We do not have a formal policy regarding attendance of directors at our annual meeting of stockholders, but all of our directors at the time of our 2014 annual meeting of stockholders attended such annual meeting.

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Committees of the Board of Directors

Our board of directors has established four standing committees: audit, compensation, nominating and governance, and strategy. The membership of each committee is as follows:

Committees
Director	Audit	Compensation	Nominating and Governance	Strategy	Independent Directors
K. Adam Kroloff				*
Gary L. Alvord			*
Steven A. Blank	*
David J. Fellon		*
Craig M. McKenzie

Audit Committee

The audit committee’s primary functions, among others, are to: (a) assist the board of directors in discharging its statutory and fiduciary responsibilities with regard to audits of the books and records of our Company and the monitoring of its accounting and financial reporting practices; (b) carry on appropriate oversight to determine that our Company and its subsidiaries have adequate administrative and internal accounting controls and that they are operating in accordance with prescribed procedures and codes of conduct; and (c) independently review our Company’s financial information that is distributed to stockholders and the general public. The audit committee held five meetings during 2014. The audit committee has a charter, which is available on our website at www.dakotaplains.com.

All of the members of the audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC. Our board of directors has determined that Steven A. Blank is qualified to serve as an audit committee financial expert, as that term is defined under the applicable rules of the SEC. Each member of the audit committee satisfies the independence requirements of Rule 10A-3(b)(1) of the Securities Exchange Act.

Compensation Committee

The compensation committee reviews and recommends to our board of directors on an annual basis the goals and objectives relevant to the annual compensation of our executive officers in light of their respective performance evaluations. Our compensation committee is responsible for administering our 2011 Equity Incentive Plan, including approval of individual grants of stock options and other awards. The compensation committee held seven meetings during 2014. The compensation committee has a charter, which is available on our website at www.dakotaplains.com.

During 2014, the compensation committee retained the services of a third party consultant to provide guidance and recommendations on compensation strategy, program design, and market compensation trends. The committee retained Hay Group to provide competitive benchmarking and market trend data in support of compensation decisions. Hay Group provides no services to management and we have concluded that the work of the compensation consultant in 2014 did not raise any conflict of interest.

Nominating Committee

The nominating committee is primarily responsible for identifying individuals qualified to serve as members of our board of directors, recommending individuals to our board of directors for nomination as directors and committee membership, reviewing the compensation paid to our non-employee directors and recommending adjustments in director compensation, as necessary, in addition to overseeing the annual evaluation of our board of directors. The nominating committee held seven meetings during 2014. The nominating committee has a charter which is available on our website at www.dakotaplains.com.

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Strategy Committee

The strategy committee was formed in February 2015 to conduct a strategic alternative and operational review process to consider, explore, review, analyze and evaluate all strategic alternatives available to the Company, including without limitation, potential transactions involving a sale of the Company, a business combination, a sale of assets or securities of the Company, or any other strategic transaction. The strategy committee also was formed to advise and make recommendations to the board of directors on the attractiveness of any strategic transaction and the Company’s long-term strategy. The strategy committee has a charter which is available on our website at www.dakotaplains.com.

Role of the Board in Risk Oversight

One of the key functions of our board of directors is informed oversight of our risk management process. The board of directors does not have a standing risk management committee, but rather administers this oversight function directly through the board of directors as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure and our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements. Our nominating committee monitors the effectiveness of our corporate governance practices, including whether they are successful in preventing illegal or improper liability-creating conduct. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Certain Relationships and Related Party Transactions

We have engaged in certain transactions with our executive officers. See “Executive Compensation: Employment Agreements” for details of our employment agreements with certain of our executive officers.

Indemnification of Directors and Officers

The Articles of Incorporation limit the liability of the directors to the fullest extent permitted by Nevada law. Nevada law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for any:

●	breach of their duty of loyalty to our Company or the stockholders;

●	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	unlawful payment of dividends or redemption of shares as provided in Chapter 78 of the Nevada Revised Statutes;

●	transaction from which the directors derived an improper personal benefit; or

●	act or omission occurring prior to the date when the provision in the Articles eliminating or limiting liability becomes effective.

These limitations of liability do not apply to liabilities arising under federal securities laws and do not affect the availability of equitable remedies such as injunctive relief or rescission.

The Bylaws provide that we will indemnify and advance expenses to the directors and officers to the fullest extent permitted by law or, if applicable, pursuant to indemnification agreements. They further provide that we may choose to indemnify other employees or agents of our Company from time to time. Section 78.752 of the Nevada Revised Statutes and the Bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to our Company, regardless of whether the Bylaws permit indemnification. We have obtained directors’ and officers’ liability insurance policies.

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Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Related Person Transaction Approval Policy

Our board of directors has adopted a written policy regarding transactions with related persons, which we refer to as our related party transaction approval policy. Our related party transaction approval policy requires that any executive officer proposing to enter into a transaction with a “related party” generally must promptly disclose to our audit committee the proposed transaction and all material facts with respect thereto. In reviewing a transaction, our audit committee will consider all relevant facts and circumstances, including (1) the commercial reasonableness of the terms, (2) the benefit and perceived benefits, or lack thereof, to us, (3) the opportunity costs of alternate transactions and (4) the materiality and character of the related party’s interest, and the actual or apparent conflict of interest of the related party.

Our audit committee will not approve or ratify a related party transaction unless it determines that, upon consideration of all relevant information, the transaction is beneficial to our Company and stockholders and the terms of the transaction are fair to our Company. No related party transaction will be consummated without the approval or ratification of our audit committee. It will be our policy that a director will recuse him- or herself from any vote relating to a proposed or actual related party transaction in which they have an interest. Under our related party transaction approval policy, a “related party” includes any of our directors, director nominees, executive officers, any beneficial owner of more than 5% of our common stock and any immediate family member of any of the foregoing. Related party transactions exempt from our policy include transactions available to all of our employees and stockholders on the same terms and transactions between us and the related party that, when aggregated with the amount of all other transactions between us and the related party or its affiliates, involve less than $120,000 in a fiscal year.

Compensation Committee Interlocks and Insider Participation

During 2014, Terry H. Rust, who decided not to seek reelection at our 2015 Annual Meeting of Stockholders and will cease serving as a director as of May 1, 2015, David J. Fellon and Gary L. Alvord served as the members of our compensation committee. The members of our compensation committee as of the date of our annual meeting will be David J. Fellon (Chair), Steven A. Blank and K. Adam Kroloff. No current or former member of our compensation committee has ever been an officer or employee of the Company or any of our subsidiaries and affiliates or has had any relationship with the Company requiring disclosure in our proxy statement other than service as a director. None of our executive officers has served on the board of directors or on the compensation committee of any other entity, any officer of which served either on our board of directors or on our compensation committee.

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DIRECTOR COMPENSATION

Directors who are also our employees receive no additional compensation for serving on our board of directors. During 2014, our Company reimbursed non-employee directors for out-of-pocket expenses incurred in connection with attending meetings of our board of directors and its committees.

In January 2015, our board of directors reapproved the director compensation program from fiscal 2014. The currently approved director compensation program for fiscal 2015 is as follows:

Compensation Element	Amount Payable
Annual cash retainer	$75,000 (paid semi-annually)
Annual equity award	$75,000 aggregate value of common stock, granted at the first meeting of the board of directors after each annual meeting of stockholders

Non-Employee Director Compensation for 2014

The following table sets forth information concerning annual compensation for our non-employee directors during the year ended December 31, 2014:

Name	Fees Earned or Paid in Cash	Stock Awards(a)	Option Awards	All Other Compensation	Total
Gary L. Alvord	$75,000	$75,000	–	–	$150,000
Paul M. Cownie (b)	$75,000	$75,000	–	–	$150,000
William T. DeRosa (c)	$33,699	$33,699	–	–	$ 67,398
David J. Fellon	$75,000	$75,000	–	–	$150,000
Terry H. Rust (b)	$75,000	$75,000	–	–	$150,000

(a)
On June 13, 2014, each of the non-employee directors of the Company received 32,609 shares of the Company’s common stock.  The non-employee directors were fully vested in the common stock on the date of the grant.

(b)	Paul M. Cownie and Terry H. Rust have resigned, effective as of May 1, 2015.
(c)
William T. DeRosa began serving as a member of the Company’s board of directors on July 21, 2014.  His annual compensation was prorated accordingly, and he received 14,042 shares of the Company’s common stock.  Mr. DeRosa was fully vested in the common stock on the date of the grant.  Mr. DeRosa resigned from the Company’s board of directors on February 13, 2015.

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SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth information as of April 24, 2015, regarding the beneficial ownership of our common stock by (i) each of our named executive officers as identified in the Summary Compensation Table below; (ii) each of our current directors and each director nominee; and (iii) all of the executive officers, directors and director nominees as a group. No persons are known by us to hold more than 5% of our issued and outstanding shares of common stock. Unless otherwise indicated, the address for each beneficial owner is c/o Dakota Plains Holdings, Inc., 294 Grove Lane East, Wayzata, Minnesota 55391.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(a)		Percent of Outstanding Shares(b)
Craig M. McKenzie	719,828	(c)	1.3%
Gabriel G. Claypool	1,329,643	(d)	2.4%
Timothy R. Brady	179,502	(e)	*
K. Adam Kroloff	–		*
Gary L. Alvord	112,202		*
Steven A. Blank	–		*
David J. Fellon	85,090		*
Paul M. Cownie	506,838	(f)	*
Terry H. Rust	105,090		*
All directors and executive officers as a group (10 persons)	3,195,464	(g)	5.7%
Lone Star Value Investors, LP Lone Star Value Investors GP, LLC Lone Star Value Management, LLC Jeffrey E. Eberwein 53 Forest Avenue, 1st Floor Old Greenwich, Connecticut 06870	4,290,180	(h)	7.8%

*	Less than 1%.
(a)
Unless otherwise indicated in the footnotes to this table, (a) the listed beneficial owner has sole voting power and investment power with respect to the number of shares shown, and (b) no director or executive officer has pledged as security any shares shown as beneficially owned. Includes shares subject to options, warrants or any other right to acquire that are currently exercisable or exercisable within 60 days of April 24, 2015.

(b)
For purposes of computing percentage ownership of each listed beneficial owner or group, shares subject to options held by that person or members of the group that are currently exercisable or exercisable within 60 days of April 24, 2015, are deemed to be outstanding and beneficially owned by that person or group. These shares, however, are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(c)	Includes 374,075 shares of restricted stock.
(d)	Includes 189,815 shares of restricted stock and 600,000 shares subject to a warrant.
(e)	Includes 59,260 shares of restricted stock.
(f)	Includes 112,900 shares held in a revocable trust, 18,099 shares held by his wife, and 50,000 shares subject to a warrant.
(g)	Includes an aggregate 650,000 shares subject to warrants and 723,484 shares of restricted stock.
(h)
Based on Amendment No. 5 to Schedule 13D filed with the SEC on April 14, 2015 and reflects beneficial ownership as of April 14, 2015.  The entities listed report sole voting and dispositive authority over all of the shares.

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EXECUTIVE COMPENSATION

Overview

Our compensation program is designed to attract, motivate and retain highly talented individuals at all levels of the organization. We believe that compensation levels should be competitive enough to attract and retain experienced and capable leaders and motivate those individuals to achieve exceptional results and reward them for being instrumental in reaching our strategic goals. At the same time, we believe in simplicity and maintaining compensation at responsible levels. In 2014, the compensation committee of the board of directors engaged Hay Group as an independent compensation consultant to help shape our compensation program and reflect our direction to become a more active manager of our businesses.

We have reviewed our compensation policies and practices for all employees and concluded that any risks arising from our policies and programs are not reasonably likely to have a material adverse effect on the Company.

Compensation Philosophy and Objectives

Our compensation committee of the board of directors oversees an executive compensation program designed to motivate high performance, ethical behavior and alignment of the interests of our executives with the interests of our stockholders. Our compensation program rewards our executive officers for achieving performance objectives and fostering as well as demonstrating our Company values through defined employee and leadership competencies. This forms the basis of our pay-for-performance philosophy.

To support our compensation philosophy, we established the following objectives:

●	Attract, motivate and retain exceptional talent with market competitive compensation;

●	Link pay to performance;

●	Drive achievement of both long-term and annual business objectives;

●	Reinforce corporate values; and

●	Align executive compensation with stockholder interests.

Compensation should be based on the level of job responsibility, individual performance and corporate performance. As employees advance to higher levels within the organization, an increasing proportion of their compensation should be linked to corporate performance and enhancing stockholder value.

We design, implement and administer our compensation program to support our philosophy and collectively achieve these objectives.

To accomplish these objectives, we have designed an executive compensation program with three major elements – base salary, annual cash short term incentive (“STI”) awards and annual equity long term incentive (“LTI”) awards.

●	Base compensation provides a level of fixed compensation that will promote executive recruitment and retention.

●	Annual STI awards motivate executives and reward them for the achievement of personal goals and our financial and operating goals for the year.

●	Annual LTI grants reward the creation of long term stockholder value.

We view these elements of compensation as related but distinct. We do not believe that significant compensation derived from one component of compensation should negate or offset compensation from other elements. We determine the appropriate level for each element of compensation based in part, but not exclusively, on competitive benchmarking and other considerations we deem relevant, such as rewarding executives for extraordinary individual and company performance.

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Determining Compensation

In setting compensation levels, the committee takes into account data from a national compensation survey and peer group data. We refined our peer group in 2014 to better reflect our industry segment and where we compete for business and employee talent. While some of the companies in our peer group have revenues, assets and market capitalization larger than ours, we believe the peer group continues to be aligned with our current organization as well as the strategic vision of our Company.

The peer group includes the following 23 companies, all of which are publicly traded companies in our industry sector where information is readily available for comparative purposes:

Abraxas Petroleum Corp. Berry Petroleum Co. Bill Barrett Corp. Carrizo Oil & Gas Inc. Comstock Resources Inc. Contango Oil & Gas Co.	Emerge Energy Partners Fairmount Santrol Forest Oil Corp. GeoResources Inc. Goodrich Petroleum Corp. Gulfport Energy Corp.	Legacy Reserves LP Magnum Hunter Resources Corp. Matador Resources Co. Northern Oil & Gas Inc. Rex Energy Corp. Rosetta Resources Inc.	Sanchez Energy Stone Energy Corp. Swift Energy Co. Triangle Petroleum Corp. U.S. Silica Holdings, Inc.

Summary Compensation Table

The following table sets forth information about all compensation awarded to, earned by or paid to our chief executive officer and our two most highly compensated other executive officers who were serving as executive officers at the end of the most recent completed fiscal year (collectively, our “named executive officers”) for the fiscal years ended December 31, 2014 and 2013.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(a)	Option Awards ($)(b)		All Other Compensation ($)		Total ($)
Craig M. McKenzie	2014	425,000	425,000	700,000	–		16,072	(d)	1,566,072
Chief Executive Officer(c)	2013	313,542	700,000	1,961,000	325,877	(e)	25,000		3,325,419
Gabriel G. Claypool	2014	350,000	280,000	771,250	–		5,915		1,407,165
President and Chief	2013	250,000	350,000	–	–		–		600,000
Operating Officer(f)	2012	170,000	125,000	–	–		–		295,000
Timothy R. Brady	2014	265,000	198,750	200,000	–		5,962		669,712
Chief Financial	2013	200,000	150,000	576,111	–		–		926,111
Officer and Treasurer	2012	187,500	50,000	124,998	–		–		362,498

(a)	“Stock Awards” are common stock grants that vested immediately on the grant date and restricted shares that vest over various terms with all restricted shares vesting no later than January 20, 2017 and the amounts shown represent the aggregate grant date fair value, which is determined by multiplying the number of common shares and restricted stock shares granted by the last quoted sale price of a share of our common stock on the New York Stock Exchange on the date of grant.
(b)	“Option Awards” are valued based on the aggregate grant date fair value using a Black-Scholes option pricing mode. See Note 7, “Stock-Based Compensation and Warrants,” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2014 for a description of the assumptions used.
(c)	Mr. McKenzie has served as our Chief Executive Officer since joining the Company in February 2013.
(d)	Amounts represent $2,495 for short- and long-term disability insurance and $13,576 for term life insurance.
(e)	All options previously held by Mr. McKenzie were surrendered to the Company in January 2014.
(f)	Mr. Claypool served as the Company’s Chief Executive Officer, President and Secretary until Mr. McKenzie joined the Company in February 2013.

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Elements of Compensation for Named Executive Officers

Our named executive officers are eligible to receive a combination of salary, short term incentive (“STI”) awards and long term incentive (“LTI”) awards.

Salary

Executive officers are paid a base salary and the compensation committee reviews and approves salary recommendations annually. We believe that a competitive base salary provides an important guaranteed element to compensation. We also believe that the payment of a competitive base salary is consistent with the compensation practices of other comparable companies.

The salaries reported in the “Summary Compensation Table” above reflect actual cash paid for 2014. The salary level of each named executive officer was established by our board of directors upon recommendation of its compensation committee and reflected in each named executive officer’s employment agreement. For 2014, Mr. McKenzie’s base salary was $425,000 per year, Mr. Claypool’s base salary was $350,000 per year and Mr. Brady’s base salary was $265,000 per year.

STI Awards

Executive officers are eligible for STI awards based on various subjective performance criteria, including corporate and individual performance. The payment of an STI cash bonus is purely discretionary based upon overall performance and in some years there could be no cash bonus payments. We believe that the opportunity to earn a competitive cash bonus provides a monetary incentive that encourages both corporate and individual performance. We also believe that the payment of a competitive cash bonus is consistent with the compensation practices of other comparable companies.

On January 15, 2015, our board of directors, upon recommendation by its compensation committee, approved the issuance of STI bonuses for performance in 2014. The effective employment agreements of our named executive officers called for annual STI bonus awards in a cash. In the discretion of the board of directors and pursuant to their respective employment agreements, Mr. McKenzie was awarded $425,000 in cash; Mr. Claypool was awarded $280,000 in cash; and Mr. Brady was awarded $198,750 in cash. In determining these awards the compensation committee and the board of directors considered the success of the management team in

(1)	Refinancing outstanding debt on more favorable terms;
(2)	Meeting the Company’s general and administrative expense target;
(3)	Commissioning and starting up the Pioneer Terminal on time and under budget;
(4)	Operating the Pioneer Terminal without incident; and
(5)	Diversifying the revenue stream by commencing the inbound sand business on time and under budget.

The board of directors weighed these successes against the failures to hit target goals for transloading and marketing throughput volume as well as the operating income target due to partner failures in marketing crude oil.

LTI Awards

We believe that stock-based compensation promotes the creation of long-term stockholder value and aligns the interests of our executives with the interests of our stockholders more closely than cash compensation would alone by ensuring that a portion of total compensation is at risk and fluctuates in value with the price of our stock. The compensation committee determined that restricted stock or similar awards best aligns our executives with our stockholders because the value of management’s compensation is directly tied to the value of the stock and any rise or drop in the price of the Company’s stock causes management to gain or lose at the same level as other stockholders. In light of this belief, in January 2014 all officers and directors surrendered their outstanding stock options issued pursuant to our 2011 Equity Incentive Plan.

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Each of the named executive officers is eligible to receive equity compensation pursuant to our 2011 Equity Incentive Plan. On January 15, 2015, our board of directors, upon recommendation by its compensation committee, approved the issuance of LTI bonuses for performance in 2014. The effective employment agreements of our named executive officers called for annual LTI equity bonus awards. In the discretion of the board of directors and pursuant to their respective employment agreements, Mr. McKenzie was awarded 756,442 restricted stock units (“RSUs”); Mr. Claypool was awarded 429,448 RSUs; and Mr. Brady was awarded 182,822 RSUs. In determining these awards the compensation committee and the board of directors considered the success of the management team in

(1)	Executing accretive transactions related to the exits in all three previous joint ventures;
(2)	Mitigating Lac Mégantic litigation risk through indemnification agreement with former joint venture partner;
(3)	Improving trading liquidity and investor relations by listing on the NYSE MKT and revamping the Company’s website;
(4)	Improving value of the Pioneer Terminal by commencing construction on Tank #3 to enable additional throughput; and
(5)	Securing new credit facilities to provide a low cost of capital for growth.

The board of directors weighed these successes against the year-on-year decrease in stock performance.

In awarding the LTI for the 2014 fiscal year performance, the compensation committee used restricted stock units (“RSUs”) because insufficient shares remained available for issuance under the 2011 Equity Incentive Plan at the time of the issuance of LTI bonuses. Each of the underlying RSUs represents a contingent right to receive one share of our common stock. To the extent shares are not available for issuance under the 2011 Equity Incentive Plan as of any vesting date, each such RSU will represent a right to receive a cash payment equal to the Fair Market Value (as determined in accordance with the 2011 Equity Incentive Plan) of one share of our common stock as of the date of vesting. The number of shares available for issuance will be determined on a pro rata basis among all of the RSUs eligible for vesting on each determination date.

A total of 1,591,411 RSUs were issued to our executive officers, including all of the named executive officers, on January 15, 2015. Accordingly, if on January 15, 2016, sufficient shares are available for issuance under the 2011 Equity Incentive Plan to satisfy all RSUs eligible for vesting on that date, then the restricted stock units will vest in three substantially equal installments on January 15, 2016, 2017 and 2018. Otherwise, two-thirds of the RSUs will vest on January 15, 2016 and the remaining RSUs will vest on January 15, 2017.

As of April 24, 2015, we had 252,447 shares of common stock available for issuance under the 2011 Equity Incentive Plan in satisfaction of these RSUs. However, 530,472 shares are scheduled to vest on January 15, 2016. If the proposed increase in the number of shares available under the 2011 Equity Incentive Plan (as described in Proposal 2) is approved by our stockholders, we expect that the RSUs will vest entirely in shares of common stock. If the proposed increase is not approved by our stockholders, we expect that at least two-thirds of the RSUs will vest and settle in cash on January 15, 2016.

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Benefit Plans

Our benefit plans are generally available to all employees, including the named executive officers. Available benefits include health, dental, disability, and life insurance plans. Each of the named executive officers is also provided with a $1.0 million term life insurance policy with the exception of the chief executive officer who is provided with a $2.0 million term life insurance policy. We also provide the chief executive officer with additional long-term disability coverage of $10,000 per month.

Outstanding Equity Awards at 2014 Year-End

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(a) ($)
Craig M. McKenzie	2/8/2013						200,000(b)	352,000
	6/18/2013						133,333(c)	234,666
	1/20/2014						207,408(d)	365,038

Gabriel G. Claypool	3/22/2012	600,000(e)	–	–	2.50	2/22/2016
	1/20/2014						148,148(f)	260,740
	3/12/2014						83,334(g)	146,668

Timothy R. Brady	1/20/2014						59,260(h)	104,298

(a)	Equals the number of unvested shares of restricted stock multiplied by the fair market value of our stock on December 31, 2014, the last trading day of our fiscal year, as reported on the New York Stock Exchange.
(b)	Represents restricted stock award under our 2011 Equity Incentive Plan that vests in equal amounts on February 8, 2015 and February 8, 2016.
(c)	Represents restricted stock award under our 2011 Equity Incentive Plan of which 66,667 shares vest on February 8, 2015 and 66,666 shares are scheduled to vest on February 8, 2016.
(d)	Represents restricted stock award under our 2011 Equity Incentive Plan that vests in equal amounts on January 20, 2016 and January 20, 2017.
(e)	Represents warrant to purchase common stock that vested in a single lump sum under its terms at the open of business on February 5, 2013.
(f)	Represents restricted stock award under our 2011 Equity Incentive Plan that vests in equal amounts on January 20, 2016 and January 20, 2017.
(g)	Represents restricted stock award under our 2011 Equity Incentive Plan that vests in equal amounts on January 20, 2015 and January 20, 2016.
(h)	Represents restricted stock award under our 2011 Equity Incentive Plan that vests in equal amounts on January 20, 2016 and January 20, 2017.

Employment Agreements

We have employment agreements with each of the named executive officers. The respective employment agreements provide for, among other things:

●	an initial annual base salary;

●
an annual bonus target payable in cash, subject to the discretion of our board of directors or its compensation committee and based on the executive meeting or exceeding mutually agreed upon performance goals;

●	an annual equity award target, subject to the discretion of our board of directors or its compensation committee and based on the executive meeting or exceeding mutually agreed upon performance goals;

●	participation in our 401(k), profit sharing and other retirement plans available to all our employees; and

●	participation in our health-related benefits and insurance plans.

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On March 12, 2014, based on the advice of its independent compensation consultant, the compensation committee recommended to the board of directors that we enter into amended and restated employment agreements with each of Messrs. McKenzie, Claypool and Brady to reflect the new compensation program that includes separate salary, STI and LTI awards. On February 28, 2015, the compensation committee recommended to the board of directors that we enter into a Second Amended and Restated Employment Agreement with Mr. Claypool, which extended the term of Mr. Claypool’s existing employment agreement through February 28, 2018. Each employment agreement has an initial term of three years and is eligible for automatic renewal for successive one-year terms and further extension upon a change in control (as defined in our 2011 Equity Incentive Plan).

Under his revised employment agreement, Mr. McKenzie is entitled to receive, in addition to participation in benefits and retirement plans generally available to our employees, an annual base salary of $425,000 as well as an annual STI bonus with a target of 100% of his annual base salary payable in cash and an annual LTI bonus with a target of 200% of his annual base salary payable in restricted stock. The STI and LTI awards are subject to the discretion of our compensation committee or board of directors and based on Mr. McKenzie meeting or exceeding mutually agreed upon performance goals. Depending on performance, Mr. McKenzie’s STI and LTI awards generally range from 0% to 150% of target. If Mr. McKenzie’s employment is terminated by us for any reason other than for cause (as defined in the agreement) or by Mr. McKenzie for good reason (as defined in the agreement), then Mr. McKenzie will be eligible to receive an amount equal to two times his annualized base salary plus two times his target short term incentive award, in addition to other amounts accrued on or before the date his employment is terminated and health and dental insurance coverage for a period of time following the date his employment is terminated. In the event of a change in control, Mr. McKenzie will be eligible to receive an amount equal to two times his annualized base salary plus two times his target short term incentive award.

Under his Second Amended and Restated Employment Agreement, Mr. Claypool is entitled to receive, in addition to participation in benefits and retirement plans generally available to our employees, an annual base salary of $350,000 as well as an annual short term incentive bonus with a target of 80% of his annual base salary payable in cash and an annual long term incentive bonus with a target of 160% of his annual base salary payable in restricted stock. The STI and LTI awards are subject to the discretion of our compensation committee or board of directors and based on Mr. Claypool meeting or exceeding mutually agreed upon performance goals. Depending on performance Mr. Claypool’s STI and LTI awards generally range from 0% to 150% of target. Mr. Claypool also received a one-time restricted stock award of 125,000 shares of our company’s common stock in accordance with the terms and conditions of our 2011 Equity Incentive Plan, which award vests in three equal installments upon the date of grant, and the second and third anniversaries of his employment agreement. If Mr. Claypool’s employment is terminated by our company for any reason other than for cause (as defined in the agreement) or by Mr. Claypool for good reason (as defined in the agreement), then Mr. Claypool will be eligible to receive an amount equal to two times his annualized base salary plus two times his target short term incentive award, in addition to other amounts accrued on or before the date his employment is terminated and health and dental insurance coverage for a period of time following the date his employment is terminated. In the event of a change in control, Mr. Claypool will be eligible to receive an amount equal to two times his annualized base salary.

Under his revised employment agreement, Mr. Brady is entitled to receive, in addition to participation in benefits and retirement plans generally available to our employees, an annual base salary of $265,000 as well as an annual short term incentive bonus with a target of 75% of his annual base salary payable in cash and an annual long term incentive bonus with a target of 150% of his annual base salary payable in restricted stock. The STI and LTI awards are subject to the discretion of our compensation committee or board of directors and based on Mr. Brady meeting or exceeding mutually agreed upon performance goals. Depending on performance Mr. Brady’s STI and LTI awards generally range from 0% to 150% of target. If Mr. Brady’s employment is terminated by our company for any reason other than for cause (as defined in the agreement) or by Mr. Brady for good reason (as defined in the agreement), then Mr. Brady will be eligible to receive an amount equal to two times his annualized base salary plus two times his target short term incentive award, in addition to other amounts accrued on or before the date his employment is terminated and health and dental insurance coverage for a period of time following the date his employment is terminated. In the event of a change in control, Mr. Brady will be eligible to receive an amount equal to two times his annualized base salary.

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Termination and Change in Control Arrangements

Under each employment agreement with our named executive officers, if the executive’s employment is terminated during the term of the employment agreement by our Company for any reason other than for cause (as defined in the respective agreement) or by the executive for good reason (as defined in the respective agreement), then the executive will be eligible to receive an amount equal to two times his annualized salary and target short term incentive bonus, in addition to other amount accrued on or before the date his employment is terminated. In the event of a change in control (as defined in our 2011 Equity Incentive Plan), Mr. McKenzie will be eligible to receive two times his annualized salary and target short term incentive bonus and Messrs. Claypool and Brady will be eligible to receive an amount equal to two times their respective annualized base salary.

Our form of Restricted Stock Agreement under our 2011 Equity Incentive Plan for restricted stock awards granted on or after February 8, 2013, provides that all restricted shares will vest immediately upon a change in control (as defined in the plan) if the holder has been continuously employed by our Company or a parent or subsidiary therefor through the date immediately prior to the occurrence of the change in control.

Compensation Risk Assessment

Management conducted a risk assessment of our employee compensation policies and practices, including those that apply to our executive officers. Management reviewed our compensation plans, program design and existing practices as well as global and local compensation policies, programs and practices applicable to all employees. Management then analyzed the likelihood and magnitude of potential risks, focusing on whether any of our compensation policies and practices varied significantly from our overall risk and reward structure, whether any such policies and practices incentivized individuals to take risks that were inconsistent with our goals, and whether any such policies and practices have resulted in establishing an inappropriate balance between short-term and long-term incentive arrangements.

Management discussed the findings of the risk assessment with the compensation committee. Based on the assessment, we have concluded that our compensation policies and practices are aligned with the interests of stockholders, appropriately reward pay for performance and do not create risks that are reasonably likely to have a material adverse effect on our Company.

Conflict of Interest Analysis

Our compensation committee has considered the relationships that its compensation consultants have had with our Company, the members of the compensation committee and our executive officers, as well as the policies that such consultants have in place to maintain their independence and objectivity, and has determined that the work performed by its compensation consultants has raised no conflicts of interest.

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PROPOSAL 2:
APPROVE AN AMENDMENT TO THE 2011 EQUITY INCENTIVE PLAN

Introduction

We are asking our stockholders to approve an amendment to our 2011 Equity Incentive Plan (the “Plan”) that will increase the number of shares available under the Plan from 2,000,000 shares to 4,000,000 shares. No other changes are proposed for the Plan. The proposed amendment to the Plan was approved by our board of directors, subject to stockholder approval, on January 15, 2015.

As of April 24, 2015, there were 237,447 shares of our common stock remaining available for future grants under our Plan. Because of the importance of providing competitive levels of equity-based compensation to our employees and our non-employee directors, and based on our historical award practices, we believe that the shares remaining under the Plan are likely to be insufficient for awards beyond 2015.

Amendment

As a result, our board of directors approved and has recommended to our stockholders for their approval the amended Plan, which authorizes the issuance of up to 4,000,000 total shares, or an additional 2,000,000 shares, of our common stock. The number of shares subject to awards that expire, are forfeited, or are settled in cash will become available for future awards under the Plan.

Stockholder Approval and Board of Directors Recommendation

Stockholder approval of the amendment to the Plan is necessary in order to (i) satisfy the requirement that stockholders approve the material terms of awards intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code (“Code”), including the business criteria on which performance goals are based and the maximum awards that may be made to any individual, and (ii) permit the grant of incentive stock options subject to Code Section 422.

Our board of directors recommends that our stockholders vote FOR approval of the amendment to the Plan because it believes that the availability of additional shares under the Plan is critical to providing the types and sizes of awards that will be crucial factors in enabling us to continue to offer a competitive mix of compensation to our key employees.

Unless a contrary choice is specified, proxies solicited by the board of directors will be voted FOR approval of the amendment to the Plan. If the amended Plan is not approved by our stockholders, then the Plan will remain in effect as-is, and we would remain subject to the existing pool of shares available for issuance under the Plan.

Determination of Plan Share Reserve

In determining the amount of the share reserve for the Plan, our compensation committee and board of directors considered a number of factors, including the following:

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Importance of long-term equity incentives. Long-term equity incentives play a critical role in our executive compensation program, motivating executives to make decisions that focus on long-term stockholder value creation, aligning executives’ interests with the interests of stockholders and serving as an effective retention device. Our ability to continue to provide a competitive level of long-term equity incentives is considered to be of utmost importance to our success.

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Increased numbers of eligible participants. When our stockholders approved the share reserve for the Plan in 2011, 7 employees and non-employee directors were eligible to receive and had received long-term equity incentive awards. Reflecting the Company’s growth, we currently have approximately 14 employees and non-employee directors out of a pool of about 22 eligible recipients who have received long-term equity incentive awards.

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Current and projected overhang percentage. As of April 24, 2015, the 252,447 shares of our common stock available for future awards under the Plan represented approximately 0.5% of our common shares outstanding on that date. The 2,000,000 additional shares proposed for the amended Plan’s share reserve would increase the overhang percentage to approximately 4.1%.

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Expected share usage. We expect to continue making equity awards generally consistent with our historical practices. On that basis, the compensation committee anticipates that the shares available for future awards would be sufficient for equity awards through 2017.

Expectations regarding future share usage under the Plan are naturally based on a number of assumptions regarding factors such as future growth in the population of eligible participants, the rate of future compensation increases, the rate at which shares are returned to the Plan reserve through forfeitures, cancellations and the like, the level at which performance-based awards pay out, and our future stock price performance. While the compensation committee believes that the assumptions utilized are reasonable, future share usage will differ from current expectations to the extent that actual events differ from the assumptions utilized.

Key Compensation Practices

The Plan includes a number of provisions that we believe promote and reflect compensation practices that closely align our equity compensation arrangements with the interests of our stockholders, including the following key features:

No Repricing, Replacement or Repurchase of Underwater Options or Stock Appreciation Rights. The Plan prohibits, without stockholder approval, actions to reprice, replace or repurchase options or stock appreciation rights (“SARs”) when the exercise price per share of an option or SAR exceeds the fair market value of the underlying shares.

No In-the-Money Option or SAR Grants. The Plan prohibits the grant of options or SARs with an exercise price less than the fair market value of our common stock on the date of grant (except in the limited case of “substitute awards” as described below).

Minimum Vesting Period for Full Value Awards. For equity awards other than options and SARs (referred to as “full value awards”), a minimum vesting period of three years is prescribed for awards subject only to service-based vesting conditions and one year for awards subject to performance-based vesting conditions, subject only to limited exceptions.

No Liberal Share Counting. Shares delivered or withheld to pay the exercise price or satisfy a tax withholding obligation in connection with option awards and SARs, shares that we repurchase using option exercise proceeds, and shares subject to a SAR that are not issued in connection with the stock settlement of that award upon its exercise may not be used again for new grants.

Dividend Equivalents Subject to Performance Conditions. Dividends and dividend equivalents payable with respect to the unvested portion of full value awards whose vesting is subject to the satisfaction of performance conditions will be subject to the same restrictions as the underlying shares or units.

No Liberal Definition of “Change in Control.” No change in control would be triggered solely because of stockholder approval of a business combination transaction.

Description of the Plan

The major features of the Plan are summarized below. The summary is qualified by reference to the full text of the Plan, which is attached to this proxy statement as Appendix A.

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Purpose of the Plan. The Plan is intended to advance the interests of our Company and its stockholders by enabling us to attract and retain the best available people for positions of responsibility with our Company, to provide additional incentives to them and align their interests with those of our stockholders, and to thereby promote our long-term business success.

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Eligible Participants. All employees, consultants, advisors and independent contractors of our Company or any subsidiary, as well as all non-employee directors of our Company, are eligible to receive awards under the Plan. As of April 29, 2015, there were approximately 22 employees and non-employee directors of our Company, and an indeterminate number of consultants and advisors, who would be eligible to receive awards under the Plan. Although not necessarily indicative of future grants under the Plan, as of the same date, approximately 14 of the 22 eligible employees and non-employee directors have been granted awards under the Plan.

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Administration. The Plan is administered by the compensation committee of our board of directors. To the extent consistent with applicable law, the compensation committee may delegate its duties, power and authority under the Plan to any of its members, to our executive officers or non-employee directors with respect to awards to participants who are not themselves our directors or executive officers or, in connection with non-discretionary administrative duties, to one or more agents or advisors.

The compensation committee has the authority to determine the persons to whom awards will be granted, the timing, type and number of shares covered by each award, and the terms and conditions of the awards. The compensation committee may also establish and modify rules to administer the Plan, interpret the Plan and any related award agreement, cancel or suspend an award or the exercisability of an award, modify the terms of outstanding awards to the extent permitted under the Plan, and require or permit the deferral of the settlement of an award. Unless an amendment to the terms of an award is necessary to comply with applicable laws or stock exchange rules, a participant who would be adversely affected by such an amendment must consent to it.

Except in connection with equity restructurings and other situations in which share adjustments are specifically authorized, the Plan prohibits the compensation committee from repricing any outstanding “underwater” options or SARs without the prior approval of our stockholders. For these purposes, a “repricing” includes amending the terms of an option or SAR to lower the exercise price or canceling an underwater option or SAR in exchange for cash, other property, a full value award or a cash incentive award.

Subject to certain limits in the Plan, the compensation committee may also establish subplans or modify the terms of awards under the Plan with respect to participants who reside outside of the United States or are employed by a non-U.S. subsidiary in order to comply with local legal requirements.

Available Shares and Limitations on Awards. A maximum of 2,000,000 shares of our common stock are available for issuance under the current Plan. Under the terms of the Plan, the number of shares of common stock subject to options or SARs that may be granted to any one participant during a calendar year may not exceed 1,000,000. Notwithstanding potential increases in the shares available under the Plan or restoration of shares previously subject to outstanding awards, no more than 2,000,000 shares may be issued pursuant to the exercise of incentive stock options. Certain additional limitations on individual awards intended to qualify as performance-based compensation under Code Section 162(m) are discussed below. All of these share limitations are subject to adjustment for changes in our corporate structure or shares, as described below. The shares of common stock covered by the Plan are authorized but unissued shares.

Any shares of common stock subject to an award under the Plan that expires, is forfeited or terminated, or is settled or paid in cash will, to the extent of such expiration, forfeiture, termination or settlement, automatically become available for future awards under the Plan. Similarly, any shares tendered or withheld to satisfy any tax withholding obligation in connection with a full value award will also become available for future awards under the Plan. However, any shares tendered or withheld to pay the exercise price or satisfy a tax withholding obligation in connection with an option or SAR, any shares repurchased by us using option exercise proceeds and any shares subject to a SAR that are not issued in connection with the stock settlement of such SAR on its exercise may not be used again for future awards.

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Awards granted or shares of our common stock issued under the Plan upon the assumption of, or in substitution or exchange for, outstanding equity awards previously granted by an entity acquired by us or any of our subsidiaries (referred to as “substitute awards”) will not reduce the share reserve under the Plan. Additionally, if a company acquired by us or any of our subsidiaries has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition, the unused shares under that pre-existing plan may be used for awards under the Plan and will not reduce the share reserve under the Plan, but only if the awards are made to individuals who were not employed by or providing services to us or any of our subsidiaries immediately prior to such acquisition.

Types of Awards. The Plan permits us to award stock option awards, SARs, restricted stock awards, stock unit awards, other stock-based awards and cash incentive awards to eligible recipients. These types of awards are described in more detail below.

Options. Employees of our Company or any subsidiary may be awarded “incentive stock options” within the meaning of Code Section 422, and any eligible recipient may be awarded options to purchase common stock that do not qualify as incentive stock options, referred to as “nonqualified stock options.” The exercise price to be paid by a participant at the time an option is exercised may not be less than 100% of the fair market value of one share of our common stock on the date of grant, unless the option is granted as a substitute award as described earlier. “Fair market value” under the Plan as of any date means the closing sale price of a share of our common stock on principal securities market on which it trades on the date for which it is being determined, or if no sale occurred on that date, on the immediately preceding date on which a sale occurred. As of April 24, 2015, the closing price per share of our common stock on the NYSE MKT was $1.76.

The total purchase price of the shares to be purchased upon exercise of an option will be paid by the participant in cash unless the compensation committee allows exercise payments to be made, in whole or in part, (i) by means of a broker-assisted sale and remittance program, (ii) by delivery to us (or attestation as to ownership) of shares of common stock already owned by the participant, or (iii) by a “net exercise” of the option in which a portion of the shares otherwise issuable upon exercise of the option are withheld by us. Any shares delivered or withheld in payment of an exercise price will be valued at their fair market value on the exercise date.

An option will vest and become exercisable at such time, in such installments and subject to such conditions as may be determined by the compensation committee, and no option may have a term greater than 10 years from its date of grant.

Stock Appreciation Rights. A SAR provides the right to receive a payment from us equal to the difference between (i) the fair market value as of the date of exercise of the number of shares of our common stock as to which the SAR is being exercised, and (ii) the aggregate exercise price of that number of shares. The compensation committee determines whether payment will be made in shares of our common stock, cash or a combination of both. The exercise price per share of a SAR will be determined by the compensation committee, but may not be less than 100% of the fair market value of one share of our common stock on the date of grant, unless the SAR is granted as a substitute award as described earlier. A SAR may not have a term greater than 10 years from its date of grant, and will be subject to such other terms and conditions, consistent with the terms of the Plan, as may be determined by the compensation committee.

Restricted Stock Awards. A restricted stock award is an award of our common stock that vests at such times and in such installments as may be determined by the compensation committee. Until it vests, the shares subject to the award are subject to restrictions on transferability and the possibility of forfeiture. The compensation committee may impose such restrictions or conditions to the vesting of restricted stock awards as it deems appropriate, including that the participant remain continuously in our service for a certain period or that we, or any of our subsidiaries or business units, satisfy specified performance goals. Unless otherwise specified by the compensation committee, dividends and distributions paid on restricted shares will be subject to the same restrictions as the underlying shares, except for regular cash dividends on awards that are subject only to service-based vesting conditions. Participants are entitled to vote restricted shares prior to the time they vest.

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Stock Unit Awards. A stock unit award is a right to receive the fair market value of one or more shares of our common stock, payable in cash, shares, or a combination of both, that vests at such times and in such installments as may be determined by the compensation committee. Until it vests, a stock unit award is subject to restrictions on transferability and the possibility of forfeiture. Stock unit awards will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the compensation committee. The compensation committee may provide for the payment of dividend equivalents on stock unit awards and other stock-based awards, but any dividend equivalents paid on an unvested performance-based award of either type must be subject to the same restrictions as the underlying units or share equivalents.

Other Stock-Based Awards. The compensation committee may grant awards of common stock and other awards that are valued by reference to and/or payable in shares of our common stock under the Plan. The compensation committee has complete discretion in determining the terms and conditions of such awards.

Cash Incentive Awards. The compensation committee may grant performance-based awards that are settled in cash or other forms of awards under the Plan or a combination thereof. The compensation committee has complete discretion in determining the amount, terms and conditions of such awards.

Transferability of Awards. In general, no right or interest in any award under the Plan may be assigned or transferred by a participant, except by will or the laws of descent and distribution. However, the compensation committee may provide that an award (other than an incentive stock option) may be transferable by gift to a participant’s family member or pursuant to a qualified domestic relations order. Any permitted transferee of an award will remain subject to all the terms and conditions of the award applicable to the participant.

Effect of Termination of Service. If a participant’s employment or other service relationship with us and our subsidiaries is terminated, the Plan provides that any portion of an award scheduled to vest within six months after the date of termination will immediately vest and the vested portions of outstanding options and SARs will continue to be exercisable for a period of three to fifteen months after termination, depending on the reason for the termination, unless the termination is for cause. In that case, all awards, including any unexercised options and SARs will be immediately forfeited without consideration. The compensation committee may provide for different termination consequences in an individual award agreement.

Performance-Based Compensation under Section 162(m). The compensation committee may grant full value awards and cash incentive awards under the Plan to employees who are or may be “covered employees,” as defined in Code Section 162(m), that are intended to be “performance-based compensation” within the meaning of Section 162(m) in order to preserve the deductibility of those awards for federal income tax purposes. Under current IRS interpretations, “covered employees” of a company for any year are its chief executive officer and any other executive officer (other than the chief financial officer) who is among the three other most highly compensated executive officers employed by the company at the end of that year. Participants are entitled to receive payment for a Section 162(m) performance-based award for any given performance period only to the extent that pre-established performance goals set by the compensation committee for the performance period are satisfied. Option awards and SARs granted under the Plan need not be conditioned upon the achievement of performance goals in order to constitute performance-based compensation for Section 162(m) purposes.

The maximum number of our shares that may be the subject of full value awards that are intended to qualify as performance-based compensation for purposes of Section 162(m), that are denominated in shares or share equivalents and that are granted to any participant during any calendar year may not exceed 1,000,000 shares. The maximum amount payable with respect to any cash incentive awards and full value awards that are denominated other than in shares or share equivalents and that are granted to any one participant during any calendar year shall not exceed $10,000,000 multiplied by the number of full or partial years in the applicable performance period.

The pre-established performance goals set by the compensation committee must be based on one or more of the following performance measures specified in the Plan: (i) revenue or net sales; (ii) gross profit; (iii) operating profit; (iv) net income; (v) earnings before income taxes; (vi) earnings before one or more of interest, taxes, depreciation and amortization and other adjustments; (vii) profitability as measured by return ratios (including, but not limited to, return on assets, return on equity, return on investment and return on revenues or gross profit) or by the degree to which any of the foregoing earnings measures exceed a percentage of revenues or gross profit; (viii) cash flow; (ix) market share; (x) margins (including one or more of gross operating and net earnings margins); (xi) stock price; (xii) total stockholder return; (xiii) asset quality; (xiv) non-performing assets; (xv) operating assets; (xvi) balance of cash, (xvii) cash equivalents and marketable securities; (xviii) improvement in or attainment of expense levels or cost savings; (xix) inventory levels; (xx) inventory or operating asset turnover; (xxi) accounts receivable levels (including measured in terms of days sales outstanding); (xxii) economic value added; (xxiii) improvement in or attainment of working capital levels; (xxiv) employee retention; (xxv) customer satisfaction; and (xxvi) implementation or completion of critical projects and growth in customer base.

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The compensation committee may select one measure or multiple measures for assessing performance, and the measurement may be based upon company-wide, subsidiary, business unit or individual performance, and may be expressed in absolute amounts, on a per-share basis, as a growth rate or change from preceding periods, or by relative comparison to the performance of other companies or other external measures. The compensation committee will define in an objective fashion the manner of calculating the performance goals based on the performance measures it elects to use in any performance period, and will establish such performance goals within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m). In determining the actual amount to be paid with respect to an individual performance-based award for a performance period, the committee may reduce (but not increase) the amount that would otherwise be payable as a result of satisfying the applicable performance goals.

Approval of the Plan at the Annual Meeting will be deemed to include, among other things, approval of the eligibility of executive officers and other employees to participate in the Plan, the performance measures to which awards intended to be “performance-based compensation” under Section 162(m) may be subject, the maximum amount payable under the Plan to any employee in connection with an award intended to be “performance-based compensation” under Section 162(m), and the qualification of option awards and SARs granted under the Plan as “performance-based compensation” for purposes of Section 162(m).

Change in Control. If a change in control of our Company occurs and any outstanding award is continued, assumed or replaced by our Company or the surviving or successor entity in connection with the change in control, and if within 18 months after the change in control a participant’s employment or other service is terminated without cause, then (i) each of the participant’s outstanding options and SARs will become exercisable in full, and (ii) each of the participant’s unvested full value awards will fully vest. If any outstanding award is not continued, assumed or replaced in connection with the change in control, then the same consequences as specified in the previous sentence will occur in connection with a change in control unless and to the extent the compensation committee elects to terminate such award in exchange for a payment in an amount equal to the intrinsic value of the award (or, if there is no intrinsic value, the award may be terminated without payment). The compensation committee may provide for different change in control consequences in an individual award agreement.

If any payments or benefits provided under the Plan taken together with other payments an individual may receive in connection with a change in control may constitute a “parachute payment” under Code Section 280G, such payments or benefits may be reduced to provide the individual with the best after-tax result. Specifically, the individual will receive either a reduced amount so that the excise tax imposed under Code Section 4999 is not triggered, or the individual will receive the full amount of the payments and benefits and then be liable for any excise tax.

The Plan generally defines a “change in control” as a merger or consolidation involving us, a sale of all or substantially all of our assets, the acquisition by a person or group of more than 50% of the voting power of our stock, or certain changes in the composition of our board of directors. “Cause” for termination is generally defined as failure or refusal to perform satisfactorily the duties reasonably required (other than by reason of disability), a material violation of law (other than minor offenses), material breach of any Company code of conduct, of any agreement with us, or of any nondisclosure, non-solicitation, non-competition or similar obligation, engaging in any act or practice that involves personal dishonesty or engaging in conduct reasonably expected to harm or bring disrepute. “Good Reason” for termination is generally defined as a material reduction in job responsibilities, authority or duties, a material reduction in base compensation in the absence of a similar reduction of similarly situated persons, and relocation on a permanent basis to a location more than 50 miles from the previous location, each after notice by the affected individual and expiration a period during which we have an opportunity to cure the condition(s).

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Share Adjustment Provisions. If certain transactions with our stockholders occur that cause the per-share value of our common stock to change, such as stock splits, spin-offs, stock dividends or certain recapitalizations (referred to as “equity restructurings”), the compensation committee will equitably adjust (i) the class of shares issuable and the maximum number and kind of shares subject to the Plan, (ii) outstanding awards as to the class, number of shares and exercise price per share, and (iii) award limitations prescribed by the Plan. In connection with other types of transactions that may also affect our common stock, such as reorganizations, mergers or consolidations, the compensation committee may make similar equitable adjustments in its discretion.

Term of the Plan. The Plan will generally remain in effect until the tenth anniversary of its approval or its earlier termination by our board of directors. Awards outstanding under the Plan at the time it expires or is terminated by our board of directors will continue in accordance with their terms.

Amendment of the Plan. Our board of directors may amend the Plan at any time, but no amendments will be effective without stockholder approval if such approval is required under applicable laws or regulations or under the rules of any exchange on which our common shares are then listed. No amendment of the Plan may adversely affect any outstanding award without the consent of the affected participant, except for amendments necessary to comply with applicable laws or stock exchange rules.

U.S. Federal Income Tax Consequences

The following is a description of the principal United States federal income tax consequences to participants subject to U.S. taxation and to us with respect to awards granted under the Plan, based on current statutes, regulations and interpretations, all of which are subject to change, possibly with retroactive effect. This description is not intended to be complete and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.

Nonqualified Stock Options. If a participant is granted a nonqualified stock option under the Plan, the participant will not recognize taxable income upon the grant of the option. Generally, the participant will recognize ordinary income at the time of exercise in an amount equal to the difference between the fair market value of the shares acquired at the time of exercise and the exercise price paid. The participant’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the option was exercised. Any subsequent gain or loss will be taxable as a capital gain or loss. Our Company will generally be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes as ordinary income.

Incentive Stock Options. If a participant is granted an incentive stock option under the Plan, the participant will not recognize taxable income upon grant of the option. Additionally, if applicable holding period requirements (a minimum of two years from the date of grant and one year from the date of exercise) are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares acquired at the time of exercise over the aggregate exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If shares acquired upon exercise of an incentive stock option are held for the holding period described above, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the shares will be treated as a long-term capital gain or loss, and our Company will not be entitled to any deduction. Except in the event of death, if the holding period requirements are not met, the incentive stock option will be treated as one that does not meet the requirements of the Code for incentive stock options and the tax consequences described for nonqualified stock options will generally apply.

Other Awards. The current federal income tax consequences of other awards authorized under the Plan generally follow certain basic patterns. SARs are taxed and deductible in substantially the same manner as nonqualified stock options. An award of nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition by a participant in an amount equal to the fair market value of the shares received at the time the restrictions lapse and the shares vest, unless the participant elects under Code Section 83(b) to accelerate income recognition and the taxability of the award to the date of grant. Stock unit awards and cash incentive awards generally result in income recognition by a participant at the time payment of such an award is made in an amount equal to the amount paid in cash or the then-current fair market value of the shares received, as applicable. In each of the foregoing cases, our Company will generally have a corresponding deduction at the time the participant recognizes ordinary income, subject to Code Section 162(m) with respect to covered employees.

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Section 162(m) of the Code. Code Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to the covered employee exceeds $1,000,000, unless, among other exceptions, the compensation qualifies as “performance-based compensation.” The Plan is intended to meet the requirements of Section 162(m), but full value awards and cash incentive awards granted under the Plan will only be treated as qualified performance-based compensation under Section 162(m) if the awards and the procedures associated with them comply with all other requirements of Section 162(m), including that the maximum amount of compensation a covered employee may receive is based on the satisfaction of pre-established objective performance goals.

Section 409A of the Code. The foregoing discussion of tax consequences of awards under the Plan assumes that the award discussed is either not considered a “deferred compensation arrangement” subject to Section 409A of the Code, or has been structured to comply with its requirements. If an award is considered a deferred compensation arrangement subject to Section 409A but fails to comply, in operation or form, with the requirements of Section 409A, the affected participant would generally be required to include in income when the award vests the amount deemed “deferred,” would be required to pay an additional 20% income tax on such amount, and would be required to pay interest on the tax that would have been paid but for the deferral.

Awards Under the Amended Plan

Because the amendment to the Plan is not effective and remains subject to the ratification of our stockholders, the compensation committee has not approved any awards under, or subject to, the Plan as amended. In addition, because all awards under the Plan are discretionary with the compensation committee, neither the number nor types of future Plan awards to be received by or allocated to particular participants or groups of participants is presently determinable. Information regarding awards made under the Plan for 2014 to our named executive officers is provided under the caption “Grants of Plan-Based Awards.”

On January 15, 2015, the compensation committee awarded at total of 1,591,411 RSUs to our executive officers. Because insufficient shares remained available for issuance under the 2011 Equity Incentive Plan at the time these RSUs were awarded, each of the underlying RSUs represents a contingent right to receive one share of our common stock. To the extent shares are not available for issuance under the 2011 Equity Incentive Plan as of any vesting date, each such RSU will represent a right to receive cash payment equal to the Fair Market Value (as determined in accordance with the 2011 Equity Incentive Plan) of one share of our common stock as of the date of vesting. The number of shares available for issuance will be determined on a pro rata basis among all of the RSUs eligible for vesting on each determination date.

Accordingly, if on January 15, 2016, sufficient shares are available for issuance under the 2011 Equity Incentive Plan to satisfy all RSUs eligible for vesting on that date, then the restricted stock units will vest in three substantially equal installments on January 15, 2016, 2017 and 2018. Otherwise, two-thirds of the RSUs will vest on January 15, 2016 and the remaining RSUs will vest on January 15, 2017.

As of April 24, 2015, we had 252,447 shares of common stock available for issuance under the 2011 Equity Incentive Plan in satisfaction of these RSUs. However, 530,472 shares are scheduled to vest on January 15, 2016. If this Proposal 2 is approved by our stockholders, we expect that the RSUs will vest entirely in shares of common stock. If the proposed increase is not approved by our stockholders, we expect that at least two-thirds of the RSUs will vest and settle in cash on January 15, 2016.

THE BOARD OF DIRECTORS RECOMMENDS THAT
STOCKHOLDERS VOTE “FOR” THIS PROPOSAL 2.

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PROPOSAL 3:
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has selected Mantyla McReynolds LLC (“MMR”) to serve as our independent registered public accounting firm for fiscal 2015, and the board of directors is asking stockholders to ratify that selection. Although current law, rules and regulations, as well as the audit committee charter, require our independent registered public accounting firm to be supervised by the audit committee and recommended to the board of directors for appointment and, if necessary, removal, our board of directors considers the selection of an independent registered public accounting firm to be an important matter of stockholder concern and considers a proposal for stockholders to ratify such selection to be an opportunity for stockholders to provide direct feedback to the board of directors on a significant issue of corporate governance.

On April 10, 2015, our board of directors, upon recommendation by its audit committee, approved the engagement of MMR as our Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. During the two most recent completed fiscal years and the interim period through April 9, 2015, our Company had not consulted with MMR with respect to any of the matters or reportable events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

BDO USA, LLP (“BDO”) served as our independent registered public accounting firm since May 2011. On April 6, 2015 BDO informed our Company of its intention to decline to stand for re-election as our Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. Neither of BDO’s reports on the financial statements of our Company for each of the two most recently completed fiscal years preceding BDO’s decision not to stand for re-election contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles. During the two most recently completed fiscal years and the subsequent interim period preceding BDO’s decision not to stand for re-election, there were no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to BDO’s satisfaction, would have caused BDO to make reference to the subject matter in connection with its reports on the Company’s financial statements for such periods. During the same periods, there were no reportable events of the type set forth in Item 304(a)(1)(v) of Regulation S-K.

We previously provided BDO with a copy of the foregoing disclosure and requested that it furnish us with a letter addressed to the SEC stating whether it agrees with the above statements. A copy of the letter from BDO was filed with the SEC under cover of a current report on Form 8-K on April 10, 2015 (File No. 001-36493).

If the selection of MMR as our independent registered public accounting firm for fiscal 2015 is not ratified by our stockholders, the audit committee will review its future selection of an independent registered public accounting firm in the light of that vote result.

Representatives of MMR (and, if they so desire, BDO) will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

THE BOARD, UPON RECOMMENDATION OF ITS AUDIT COMMITTEE,
RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL 3.

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Fees

BDO served as our independent registered public accounting firm for the fiscal years ended December 31, 2014 and 2013. The following table presents the aggregate fees for professional services provided by BDO in each of those fiscal years:

	Fiscal Year Ended December 31,
	2014	2013
Audit Feesa	$235,430	$228,000
Audit-Related Fees	–	–
Tax Fees	–	–
All Other Feesb	48,830	27,300
Total	$284,260	$255,300

a Reflects the fees approved by Dakota Plains Holdings, Inc. and billed or to be billed by BDO with respect to services performed for the audit for the applicable fiscal year.
b Reflects the fees approved by Dakota Plains Holdings, Inc. and billed or to be billed by BDO with respect to services performed related to SEC filings for the applicable fiscal year.

“Audit Fees” consisted of fees for the audit of our annual consolidated financial statements, including audited consolidated financial statements presented in our annual report on Form 10-K, review of the consolidated financial statements presented in our quarterly reports on Form 10-Q, services rendered in connection with our Form 8-K in connection with our merger and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements and statutory audits required by non-U.S. jurisdiction.

“Audit-Related Fees” consisted of assurance and related services by BDO that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported above under “Audit Fees.”

“Tax Fees” consisted of professional services rendered by BDO for tax compliance, tax advice and tax planning. The services for the fees disclosed under this category include tax return preparation and technical tax advice.

Pre-approval Policy

The audit committee has established a policy governing our use of the services of our independent registered public accountants. Under the policy, the audit committee is required to pre-approve all audit and non-audit services performed by our independent registered public accountants in order to ensure that the provision of such services does not impair the public accountants’ independence. In fiscal year 2014, all fees identified above under the captions “Audit Fees,” “Audit-Related Fees” and “Tax Fees” that were billed by BDO were approved by the audit committee in accordance with SEC requirements.

The audit committee determined that the rendering of the services other than audit services by BDO prior to BDO’s decision not to stand for re-election was compatible with maintaining their independence.

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AUDIT COMMITTEE REPORT

The following is the report of the audit committee. The audit committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2014, with our management. In addition, the audit committee has discussed with BDO USA, LLP (“BDO”), our independent accountants for the fiscal year ended December 31, 2014, the matters required to be discussed by standards promulgated by the American Institute of Certified Public Accountants (“AICPA”) and Public Company Accounting Oversight Board (“PCAOB”), including PCAOB Auditing Standard No. 16 (Communications with Audit Committees). The audit committee also has received the written disclosures and the letter from BDO as required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and the audit committee has discussed with BDO the independence of BDO.

Based on the audit committee’s review of the matters noted above and its discussions with our independent accountants and our management, the audit committee recommended to the board of directors that the audited financial statements be included in our annual report on Form 10-K/A for the fiscal year ended December 31, 2014.

The name of each person who serves as a member of our audit committee is set forth below.

Terry H. Rust, Chair Gary L. Alvord Steven A. Blank Paul M. Cownie

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The rules of the SEC require us to disclose the identity of directors, executive officers and beneficial owners of more than 10% of our common stock who did not file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934. Based solely on a review of copies of such reports and written representations from reporting persons, we believe that all directors and executive officers complied with all filing requirements applicable to them during fiscal 2014.

OTHER MATTERS

The board of directors is not aware of any matters that are expected to come before the Annual Meeting other than those referred to in this proxy statement. If any other matter should come before the Annual Meeting, the persons named in the accompanying proxy intend to vote the proxies in accordance with their best judgment.

SUBMISSION OF STOCKHOLDER PROPOSALS AND NOMINATIONS

Stockholder proposals intended to be presented at the annual meeting of stockholders to be held in the year 2016 that are requested to be included in the proxy statement for that meeting must be received by us at our principal executive office no later than December 31, 2015. We must receive any other stockholder proposals intended to be presented, and any director nominees for election, at the annual meeting of stockholders in the year 2016 at our principal executive office no later than March 20, 2016. Upon timely receipt of any such proposal we will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations governing the solicitation of proxies.

Our management knows of no matters other than the foregoing to be brought before the Annual Meeting. However, this proxy gives discretionary authority in the event that additional matters should be presented.

ADDITIONAL INFORMATION

Our annual report on Form 10-K/A for the year ended December 31, 2014, as filed with the SEC, is available on the SEC’s Internet site, www.sec.gov, and our corporate website, www.dakotaplains.com, under “Investor Relations.”

A copy of the Annual Report will be sent to any stockholder without charge upon written request addressed to:

Secretary
Dakota Plains Holdings, Inc.
294 Grove Lane East
Wayzata, Minnesota 55391
+1 952 473 9950

Additional copies of the annual report on Form 10-K/A, the Notice of Internet Availability provided to record holders, this proxy statement and the accompanying proxy may be obtained from the Secretary of the Company, at the address above. Copies of exhibits to the annual report on Form 10-K/A may be obtained upon payment to us of the reasonable expense incurred in providing such exhibits.

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DAKOTA PLAINS HOLDINGS, INC.
294 GROVE LANE EAST, SUITE 120
WAYZATA, MN 55391

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR the following:		☐	☐	☐
1. Election of Directors
Nominees

01 Gary L. Alvord	02 Steven A. Blank		03 David J. Fellon			04 K. Adam Kroloff	05 Craig M. McKenzie

The Board of Directors recommends you vote FOR proposals 2 and 3.							For	Against	Abstain

2. Approve an amendment to the 2011 Equity Incentive Plan.							☐	☐	☐

3. Ratify the selection of Mantyla McReynolds, LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2015.							☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

0000246959_1     R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Proxy Statement is/are available at www.proxyvote.com .

DAKOTA PLAINS HOLDINGS, INC. Annual Meeting of Stockholders June 18, 2015 10:00 AM EDT This proxy is solicited by the Board of Directors

The undersigned hereby appoint(s) Craig M. McKenzie and James L. Thornton, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of DAKOTA PLAINS HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholder(s) to be held on June 18, 2015, at 10:00 AM, EDT, at the Sofitel New York, 45 W 44th St, New York, NY 10036, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no such direction is made but the card is signed, this proxy card will be voted in accordance with the recommendations of the Board of Directors.

Continued and to be signed on reverse side

0000246959_2     R1.0.0.51160